Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

May 18, 2020

Windtree Therapeutics, Inc.

2600 Kelly Road, Suite 100

Warrington, PA 18976

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Windtree Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-236085) filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2020, as amended by Amendment No. 1 filed with the Commission on May 6, 2020, Amendment No. 2 filed with the Commission on May 13, 2020 and Amendment No. 3 filed with the Commission on the date hereof (as amended, the “Registration Statement”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration under the Act of (i) up to$23,000,000 of shares (including up to $3,000,000 of shares for the purpose of covering over-allotments) (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), (ii) up to $23,000,000 of warrants (including up to $3,000,000 of warrants for the purpose of covering over-allotments) to purchase shares of Common Stock (the “Warrants”) and (iii) up to $25,300,000 of shares of Common Stock (including up to $3,300,000 of  shares for the purpose of covering over-allotments) issuable upon exercise of the Warrants (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are collectively herein referred to as the “Registered Securities.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

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www.pepperlaw.com

May 18, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1. The Shares have been duly authorized by all necessary corporate action of the Company and, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the Shares will be validly issued, fully paid and nonassessable;

2. The Warrants have been duly authorized by all necessary corporate action of the Company and, when executed and delivered against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement and pursuant to the form of warrant agreement most recently filed as an exhibit to the Registration Statement, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

3. The Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the related Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP